                                                                   EXHIBIT 10.39
                            GMH ACQUISITION CORP.
                         INSTALLMENT PROMISSORY NOTE
                               THIS NOTE IS NOT
                                  NEGOTIABLE


$10,457,143                                                   December 21, 1995

          FOR VALUE RECEIVED, the undersigned GMH ACQUISITION CORP. ("Acquisition"), a Delaware corporation, hereby promises to pay to the order of Gregory Keith Scott, with an address of 3136-A South Fletcher Avenue, Fernandina Beach, Florida 32034 (the "Payee"), the principal amount of TEN MILLION FOUR HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED FORTY-THREE DOLLARS ($10,457,143) on January 25, 1996. Payments of principal shall be made by transfer of immediately available funds to such account at such bank as Payee shall direct. No prepayment of all or any part of this Note shall be permitted.

          This Note is one of the Installment Promissory Notes issued by Acquisition in the aggregate principal amount of $45,000,000 (individually, a "Note" and collectively, the "Notes") in connection with the purchase by Acquisition of all of the issued and outstanding common stock of General Manufactured Housing, Inc. ("GMH") pursuant to that certain Stock Purchase Agreement dated as of October 10, 1995, as amended by a First Amendment to Stock Purchase Agreement dated December 21, 1995 (the "Stock Purchase Agreement") among Acquisition, the Sellers (as that term is defined therein) and GMH. Acquisition, together with its successors and assigns, are collectively referred to herein as the "Company."

          1.   INTEREST.

               This Note shall bear interest on all outstanding principal at a fixed rate per annum of 5.57%. Interest shall be payable on the principal payment date set forth above. If this Note or any payment of principal or interest hereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise) the overdue principal, and to the extent permitted by law, any overdue interest shall bear interest at the rate set forth above plus 2% per annum, which interest shall accrue from the date of such default in payment to the date payment of such overdue principal and interest shall be made. Interest on overdue principal and interest shall be payable on demand. All interest payments required on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

          2.   SECURITIES REPRESENTATION.

               Payee represents that he will not transfer or dispose of all or any part of this Note in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          3.   TRANSFER OF NOTE.

               The holder of this Note shall not sell, assign, pledge, transfer, hypothecate or in any manner dispose of or part with all or any part of his right, title and interest in and to this Note without the prior written consent of the Company PROVIDED, HOWEVER, that the holder may transfer this Note to a limited partnership or another entity in which Payee has approximately the same percentage interest as he or she held in GMH, and provided further that such partnership or other entity may not then transfer this Note, in distribution or by operation of law or otherwise, to any person or entity except the Payee herein named.

          4.   NOTICES.

               All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service or (d) three business days following deposit in the mail, registered or certified postage prepaid in each case, addressed as follows: (i) if to the holder of this Note to whom this Note is originally issued, to his address set forth in the first paragraph hereof, or at such other address as may have been furnished to the Company by such holder in writing, or (ii) if to any other holder of this Note, to such address as may have been furnished to the Company in writing by such holder, or, until such other holder furnishes to the Company an address, then to, and at the address of, the last holder of this Note who has so furnished an address to the Company, or (iii) if to the Company, at P.O. Box 1449, Waycross, Georgia 31502-1449,
Telecopy: (912) 285-1397. Any notice given pursuant to this Section shall be effective, whether given by the Company or the holder of this Note, or by either of their counsel.

          5.   EVENTS OF DEFAULT.  In the event that:

               (a) the Company fails to make any payment of principal on this Note when due or defaults for more than 3 business days in making any payment of interest required to be made on this Note; or

               (b) the Company, (i) commences any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or
(ii) above, or (iv) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; then, and in any such event, and at any time thereafter, if such default shall then be continuing, the Payee may, by written notice to the Company, declare this Note due and payable, whereupon this Note, together with all accrued and unpaid interest thereon, shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In addition, in any such event, the Payee shall be entitled to recover reasonable attorneys' fees and other costs of collection incurred.

          6.   AMENDMENTS AND WAIVERS.

               Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Note may be amended and the observance of any such term may be waived (either generally or in a particular instance either retroactively or prospectively) with (but only with) the written consent of the holder of this Note.

          7.   BENEFIT.

               All of the covenants, stipulations, promises and agreements contained in this Note by Acquisition shall be binding upon Acquisition and its successors and assigns and shall inure to the benefit of and be enforceable by the holder of this Note and his successors and assigns.

          8.   LAW GOVERNING.

               This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

          9.   CONSTRUCTION.

               Wherever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          10.  SECURITY.

               As collateral security for the faithful and timely performance of all of the Company's obligations on this Note, Acquisition has obtained a stand-by letter of credit from The First National Bank of Chicago, a copy of which is attached hereto. The Payee shall be entitled to the benefits of such letter of credit.

          11.  NO RECOURSE.

               The Payee by his acceptance of this Note hereby agrees for himself and his successors and assigns in favor of any incorporator, officer, director, stockholder, agent or employee of the Company that this Note and the obligations of Company to Payee hereunder, if not paid by Company in accordance with the terms of this Note, shall be payable only out of the proceeds of the letter of credit obtained by the Company for the benefit of the Payee, and no recourse shall be had for payment of any amount due hereunder against any such incorporator, stockholder, officer, director, agent or employee of the Company or to any assets of the Company or to any other property other than the proceeds of the letter of credit by virtue of any law or by enforcement of any assessment or otherwise, all such liability, if any, being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released, other than as a result of such incorporator's, stockholder's, officer's, director's, agent's or employee's fraud or willful misconduct.

          IN WITNESS WHEREOF, Acquisition has executed this Note as of the day and year first written above.


                                        GMH ACQUISITION CORP.



                                        By: /s/  Gary M. Brost
                                            ------------------------------------
                                            Gary M. Brost
                                            President

                          CONFIRMATION OF ASSUMPTION

          The undersigned, GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation ("GMH"), intending to be legally bound, hereby confirms that, as a result of a merger consummated this date, pursuant to which GMH Acquisition Corp., a Delaware corporation ("Acquisition"), was merged into GMH with GMH surviving (the "Merger"), GMH has irrevocably assumed all obligations of Acquisition under the foregoing promissory note (the "Note") and confirms that it is bound by and shall perform and observe all of the obligations and agreements of Acquisition under the Note, fully, promptly and completely, with the same effect as if the undersigned were named therein as the maker. From this date forward, the term "Company" in the Note shall be deemed to mean General Manufactured Housing, Inc. In any action by the holder of the Note to enforce his or her rights thereunder, neither Acquisition nor any other party shall be required to be joined as a party nor deemed to be an indispensable party.

DATED:  December 21, 1995

                                        GENERAL MANUFACTURED HOUSING, INC.



                                        By:  /s/  Gary M. Brost
                                             -----------------------------------
                                             Gary M. Brost
                                             President